Exhibit 99.1

BIOLIFE4D CORPORATION

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee shall provide assistance to the Board of Directors (the “Board”) of BIOLIFE4D CORPORATION, a Delaware corporation (the “Company”) in fulfilling the Board’s responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, the Audit Committee shall assist the Board in overseeing:

-	the accounting and financial reporting practices of the Company;

-	audits of the Company’s financial statements, including without limitation the performance of the Company’s internal controls and internal audit function and the independent auditors’ qualifications, independence, and performance;

-	the integrity of the Company’s financial statements;

-	the Company’s compliance with legal and regulatory requirements; and

-	the Company’s system of internal and disclosure controls regarding the Company’s financial statements and reporting, including all related financial disclosures.

The Audit Committee shall prepare the disclosure required by Item 407(d)(3)(i) of Regulation S-K.

As more fully described in the “Responsibilities” section below, the outside auditors for the Company are accountable to the Audit Committee. The outside auditors shall submit to the Audit Committee and the Company annually a formal written statement delineating all relationships between the outside auditors and the Company (“Statement as to Independence”), addressing at least the matters set forth in Independence Standard No. 1 adopted by the Independence Standards Board.

While certain duties and responsibilities of the Audit Committee are more specifically set forth below, the general function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements. In addition, management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting and auditing standards and applicable laws and regulations.

Each member of the Audit Committee may rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information; and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall promptly be reported to the Board).

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1. Membership.

The Audit Committee shall consist of at least three members. The membership of the Audit Committee shall meet the independence requirements of the stock exchange which the Company’s common stock is listed or approved for quotation and applicable laws. Members of the Audit Committee and the Chair of the Audit Committee shall be appointed annually for a term of one year or until their successors are duly appointed and qualified by the Board. The Board shall appoint a new member or members in the event that there is a vacancy on the Audit Committee that reduces the number of members below three, or in the event that the Board determines that the number of members on the Audit Committee should be increased. The Board may remove any member of the Audit Committee with or without cause at any time. All Audit Committee members also shall be financially literate, including a working familiarity with basic finance and accounting practices, and at least one member shall be a “financial expert,” in compliance with criteria established by the SEC and must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. Committee members may enhance their familiarity with finance, accounting, and auditing matters by participating in educational programs conducted by the Company or an outside consultant. A prospective Audit Committee member should evaluate carefully the existing demands on his or her time before accepting this important assignment. No Audit Committee member may simultaneously serve on the audit committees of more than three public companies.

2. Meetings.

The Audit Committee shall meet as frequently as the Audit Committee determines. Each regularly scheduled meeting shall conclude with an executive session of the Audit Committee without members of management present and on such terms and conditions as the Audit Committee may elect. To foster open communication, the Audit Committee should meet periodically in executive session with management, the director of the internal audit department and the independent auditors in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

3. Responsibilities.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in this Section below. The Audit Committee will report regularly to the Board regarding the execution of these duties and responsibilities, including, without limitation, (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal or regulatory requirements affecting financial statements and reporting including related financial reporting; (iii) the performance and independence of the Company’s independent auditors; and (iv) the performance of the internal audit function. The Audit Committee has the authority, without seeking Board approval, to obtain advice and assistance from outside legal, accounting, and/or other advisors as deemed appropriate by the Audit Committee to fully execute its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation for the independent auditors and for any outside legal, accounting, and other advisers that the Audit Committee may choose to engage and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. None of the Audit Committee’s responsibilities may be delegated to any other committee of the Board, except as may be determined by the Board.

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The Audit Committee shall:

Documents/Reports/Accounting Information Review

a)	Review and discuss with management and the independent auditors the Company’s annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof).

b)	Review any other relevant reports or financial information submitted by the Company to any governmental body, credit and rating agency, or the public, including management certifications as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditors (or summaries thereof).

c)	Review with financial management and the independent auditors each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K (including, without limitation, the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to its filing.

d)	Review earnings press releases with management, paying particular attention to any use of “pro-forma,” “adjusted,” or other information which is not required by generally accepted accounting principles (“GAAP”).

e)	Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not be in advance of each earnings release or earnings guidance.

f)	Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response.

g)	Recommend to the Board whether the audited financial statements are suitable for inclusion in the Company’s Annual Report on Form 10-K and other governmental reports.

h)	Obtain from the outside auditor’s assurance that the audit was conducted in a manner consistent with the procedures set forth in Section 10A of the Securities Exchange Act of 1934, for audits of financial statements required under that Act.

Independent Auditors

i)	Have sole authority to appoint (subject to stockholder ratification), compensate, retain, and oversee the work performed by the independent auditor engaged for the purpose of preparing and issuing an audit report or performing other audit, review, or attest services for the Company. The Audit Committee shall have the ultimate authority to approve all audit engagement fees and terms. The Audit Committee shall have sole authority to review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee, and the Audit Committee shall oversee the resolution of any disagreement between management and the independent auditors in the event that any may arise.

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j)	Review with the independent auditor (without representatives of management present when deemed necessary) reports or communications (and management’s and/or the internal audit department’s response thereto) submitted to the Audit Committee by the outside auditors required by or referred to in the applicable requirements of the Public Company Accounting Oversight Board; review any problems or difficulties with an audit and management’s response, including any restrictions on the scope of the independent auditors activities or an access to requested information, and any significant disagreements with management; and review and hold timely discussions with the independent auditors regarding the following:

-	all critical accounting policies and practices, significant accounting policies and practices, and other major issues regarding accounting principles and financial statement presentations, including significant changes in accounting principles;

-	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

-	other material written communications between the independent auditors and management including, but not limited to, any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors and schedule of unadjusted differences;

-	the scope of the annual audit;

-	the audited financial statements and disclosures made in Management’s Discussion and Analysis;

-	significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

-	any other significant matters arising from any audit or report or communication between the outside audit and management or the internal audit department whether raised by management, the internal audit department, or the outside auditors, relating to the Company’s financial statements;

-	review the form of opinion the outside auditors propose to render to the Board and stockholders;

-	any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise); and

-	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

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k)	At least annually, obtain and review a report by the independent auditor (including the review and evaluation of the lead partner of the independent auditors) describing:

-	the firm’s internal quality control procedures, the budget, staffing, and responsibilities of the internal audit department and any recommended changes in the planned scope of the internal audit;

-	any material issues raised by the most recent internal quality-control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

-	all relationships between the independent auditor and the Company that may relate to the auditor’s independence.

In making the foregoing evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors.

l)	Review audit services and approve in advance non-audit services to be provided by the independent auditors, taking into consideration SEC rules regarding permissible and impermissible services by such independent auditors. This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports to the extent required by Section 13(a) of the Securities Exchange Act of 1934.

m)	Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditors.

n)	Review and evaluate the lead audit partner of the independent auditor.

o)	Assure the regular rotation of the lead audit partner as required by law and consider whether regular rotation of the independent auditor is advisable to assure continuing auditor independence.

Financial Reporting Processes and Accounting Policies

p)	In consultation with the independent auditors and the internal auditors, review the integrity of the organizations’ financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

q)	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

r)	Review analyses prepared by management (and the independent auditor as noted above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

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s)	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

t)	Review and approve all related party transactions.

u)	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
v)	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

w)	Review and advise on the selection and removal of the internal audit director.

x)	Review activities, organizational structure, and qualifications of the internal audit department.

y)	Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the department’s work.

Ethical Compliance, Legal Compliance and Risk Management

z)	Review and approve a Code of Ethical Conduct (the “Code”) and ensure that management has established a system to enforce this code.

aa)	Ensure that the Code is in compliance with all applicable rules and regulations.

bb)	Review management’s monitoring of the Company’s compliance with the organization’s Code and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

cc)	Review, with the organization’s internal and outside legal counsel, legal compliance matters including corporate securities trading policies.

dd)	Review, with the organization’s internal and outside counsel, any legal or regulatory matter that could have a significant impact on the organization’s financial statements.

ee)	Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to monitor and control them, including guidelines and policies to govern the risk management process.

Other Responsibilities

ff)	Review, with the independent auditors, the internal auditing department and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.

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gg)	Prepare the disclosure required by Item 407(d)(3)(i) of Regulation S-K.

hh)	Annually, perform a self-assessment relative to the Audit Committee’s performance including, without limitation, performing its purpose, duties, and responsibilities outlined herein.

ii)	Maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. All such matters may be communicated directly to the Audit Committee in accordance with Company policy, which requires all employees to report such matters. If specifically requested, all reports shall remain confidential to the full extent allowed by law.

jj)	Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

kk)	Review this Charter periodically, at least annually, and recommend to the Board any necessary amendments as conditions dictate.

4. Operations.

The Audit Committee shall meet as often as it deems desirable. The Audit Committee shall take written minutes of its meetings and activities and submit such minutes to the recording secretary of the Company for filing. The Chair of the Audit Committee shall report to the Board as requested by the Chairman of the Board.

The Audit Committee shall be governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Audit Committee may invite such members of management to its meetings as it deems appropriate. However, the Audit Committee shall meet regularly without such members present, and such management members shall not be present at meetings at which their compensation or performance is discussed or determined or under circumstances when the independence of Committee determinations may be compromised.

5. Delegation of Authority.

The Audit Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Audit Committee may deem appropriate in its sole discretion.

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CERTIFICATE OF SECRETARY

OF BIOLIFE4D CORPORATION

I, the undersigned, certify that:

1.	I am the duly elected and acting Chief Executive Officer and Secretary of BIOLIFE4D CORPORATION, a Delaware corporation (this “Corporation”); and

2.	The foregoing Audit Committee Charter, consisting of seven pages, is the Audit Committee Charter of this Corporation, as adopted by the Board of Directors.

IN WITNESS WHEREOF, I have submitted my name and affixed the seal of this Corporation on this February 14, 2022.

/s/ Steven Morris
Steven Morris

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